EXHIBIT 3.2

















                           AMENDED AND RESTATED BYLAWS

                                       OF

                              CFB BANCSHARES, INC.

                             A TENNESSEE CORPORATION




















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                                Table of Contents
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                                                                            Page
                                                                            ----
ARTICLE I
         OFFICES...............................................................1
         1.1  Principal Office.................................................1
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         1.2  Registered Office................................................1
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ARTICLE II
         SHAREHOLDERS..........................................................1
         2.1  Meetings.........................................................1
              --------
         2.2  Annual Meeting...................................................1
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         2.3  Special Meetings.................................................2
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         2.4  Notice Of Meetings...............................................2
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         2.5  Notice of Right to Dissent.......................................3
              --------------------------
         2.6  Closing of Transfer Books or Fixing of Record Date...............3
              --------------------------------------------------
         2.7  Voting Lists.....................................................4
              ------------
         2.8  Quorum...........................................................4
              ------
         2.9  Proxies..........................................................5
              -------
         2.10  Voting of Shares................................................5
               ----------------
         2.11  Informal Action by Shareholders.................................6
               -------------------------------

ARTICLE III
         BOARD OF DIRECTORS....................................................7
         3.1  Number, Tenure and Qualifications................................7
              ---------------------------------
         3.2  Powers of Directors..............................................7
              -------------------
         3.3  Regular Meetings of the Board....................................7
              -----------------------------
         3.4  Special Meetings.................................................8
              ----------------
         3.5  Notice...........................................................8
              ------
         3.6  Meetings by any Form of Communication............................8
              -------------------------------------
         3.7  Quorum...........................................................9
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         3.8  Vacancies........................................................9
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         3.9  Compensation.....................................................9
              ------------
         3.10  Removal.........................................................9
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         3.11  Committees.....................................................10
               ----------
         3.12  Presumption of Assent..........................................10
               ---------------------
         3.13  Informal Action by Directors...................................10
               ----------------------------

ARTICLE IV
         WAIVER OF NOTICE.....................................................11

ARTICLE V
         OFFICERS.............................................................11
         5.1  Number..........................................................11
              ------
         5.2  Election and Term of Office.....................................11
              ---------------------------
         5.3  Removal.........................................................12
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                                Table of Contents
                                -----------------
                                   (continued)
         5.4  Vacancies.......................................................12
              ---------
         5.5  Chairman of the Board...........................................12
              ---------------------
         5.6  The President...................................................12
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         5.7  The Secretary...................................................13
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         5.8  The Treasurer...................................................13
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         5.9  Assistant Secretaries and Assistant Treasurers..................14
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         5.10  Registered Agent...............................................14
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ARTICLE VI
         CONTRACTS, LOANS, CHECKS AND DEPOSITS................................14
         6.1  Contracts.......................................................14
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         6.2  Loans...........................................................14
              -----
         6.3  Checks, Drafts, etc.............................................15
              -------------------
         6.4  Deposits........................................................15
              --------

ARTICLE VII
         SHARES OF STOCK......................................................15
         7.1  Certificates for Shares.........................................15
              -----------------------
         7.2  Transfer of Shares..............................................16
              ------------------

ARTICLE VIII
         DIVIDENDS............................................................16

ARTICLE IX
         FISCAL YEAR..........................................................16

ARTICLE X
         SEAL.................................................................16

ARTICLE XI
         INDEMNIFICATION OF DIRECTORS AND OFFICERS............................17
         11.1  Civil Proceedings..............................................17
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         11.2  Criminal Proceedings...........................................17
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         11.3  Employee Benefit Plan..........................................17
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         11.4  Limitations....................................................17
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         11.5  Advance for Expenses...........................................18
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         11.6  Authorization..................................................18
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         11.7  Insurance......................................................19
               ---------
         11.8  Interpretation.................................................19
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ARTICLE XII
         AMENDMENTS...........................................................19

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                                    ARTICLE I

                                     OFFICES

1.1 Principal Office. The principal offices of this corporation are 1015 Main Street, Wartburg, Morgan County, Tennessee 37887. The said principal office may be changed at any time by appropriate resolution of the Board of Directors. The corporation may have offices and places of business at such other places within or without the State of Tennessee as shall be determined by the Board of Directors.

1.2 Registered Office. The registered office of the corporation for any particular state may be, but need not be, identical with the principal office of the corporation in that state, and the address of the registered office may be changed from time to time by appropriate resolution of the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     2.1 Meetings. All meetings of shareholders shall be held either in the principal office of the corporation or at any other place within or without the City of Wartburg, Tennessee.

     2.2 Annual Meeting. A meeting of the shareholders shall be held on or before the fourth Saturday in May each year at a time and place designated by the Board of Directors or on such other date as the Board of Directors in its sole discretion may designate for the purpose of electing directors and for the transaction of any other business authorized to be transacted by the shareholders. If the appointed day is a legal holiday the meeting shall be held at the same time on the next succeeding day not a holiday. In the event that the annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting.

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Such  subsequent  meeting shall be called in the same manner as provided for the annual shareholders meeting.

     2.3 Special Meetings. Except as otherwise provided by law, special meetings of the shareholders of this corporation shall be held at such places and times as may be determined by a majority of the Board of Directors, or whenever one or more shareholders who are entitled to vote and who hold at least ten percent (10%) of the common shares issued and outstanding shall make written application therefor to the Secretary or an Assistant Secretary stating the time, place and purpose of the meeting to be called. No business shall be transacted at a special meeting except as stated in the notice sent to the shareholders.


     2.4 Notice Of Meetings. Notice of all shareholders' meetings stating the time, place and the objects for which such meetings are called shall be given by the President or the Vice-President or the Treasurer or the Secretary or an Assistant Secretary to each shareholder of record not less than ten (10) days or more than two (2) months prior to the date of the meeting by written notice delivered personally or mailed to each shareholder. If delivered personally, such notice shall be deemed to be delivered when received. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock record books of the corporation, unless he shall have filed with the Secretary of the corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Any meeting at which all shareholders entitled to vote have waived or at any time shall waive notice shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided. The waiver must be in writing, signed by the

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shareholder  entitled to the notice,  and be  delivered to the  corporation  for inclusion in the minutes or filing with the corporate records.

     2.5 Notice of Right to Dissent. If shareholders are to vote at a meeting on a corporate action which would give rise to a dissenter's right to payment for his shares in accordance with the Tennessee Business Corporation Act, notice of such meeting shall be given to every shareholder who will be entitled to dissent from such action and to receive payment for his shares whether or not entitled to vote thereon. Such notice shall be given in accordance with the provisions of
Section 2.4 of this Article and shall also contain a statement, displayed with reasonable prominence, that upon compliance with the Tennessee Business Corporation Act, dissenting shareholders are entitled to be paid the fair value of their shares as provided in said Act, and shall be accompanied by a copy of chapter 23 of the Tennessee Business Corporation Act.

     2.6 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer book shall be closed for a stated period not to exceed in any case thirty days. If the stock transfer book shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of

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shareholders  is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     2.7 Voting Lists. The officer or agent having charge of the stock transfer books for common shares of the corporation shall make available, within two (2) business days after notice of a meeting is given, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period beginning within two (2) business days after notice of such meeting is given shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the entire time of the meeting. In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of parties to vote at such meeting.

     2.8 Quorum. Except as may be otherwise provided by law, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, unless otherwise required by the laws of the State of Tennessee or the Charter of the corporation. In the event that a majority of the outstanding

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shares are  represented  at any  meeting,  action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of law or of the certificate of incorporation or of these bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of each question.

     2.9 Proxies. Shareholders of record who are entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period.

     2.10 Voting of Shares. Except as otherwise provided in the certificate of incorporation or these bylaws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

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     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares may be pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     2.11 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, then the affirmative vote of the number of shares necessary to authorize such action at a meeting is the act of the shareholders.

     The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, indicating each signing shareholder's vote or abstention on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

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                                  ARTICLE III

                               BOARD OF DIRECTORS

     3.1 Number, Tenure and Qualifications. The Board of Directors of this corporation shall be elected by the shareholders. Initially, the number of directors of this corporation shall be fixed at seven (7) and shall be modified from time to time in the discretion of the Board of Directors, but shall not be less than five (5) nor more than fifteen (15). The directors shall be chosen by ballot annually by the shareholders at their annual meeting or at any meeting held in place thereof as provided by law. Each director shall serve until the next annual meeting of the shareholders or until his successor is duly elected and qualified. Directors shall be of full age of the State of their residence and citizens of the United States, but directors need not be residents of the State of Tennessee nor shareholders of the corporation.

     3.2 Powers of Directors. The Board of Directors shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Tennessee, with the certificate of incorporation of the corporation, or with these bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and to establish reserves for any other proper purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board of Directors shall have the power to declare dividends for and on behalf of this corporation, which dividends may include or consist of stock dividends.

     3.3 Regular Meetings of the Board. Immediately after the annual election of directors, the newly elected directors may meet at the same place for the purpose of organization, the

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election of  corporate  officers and the  transaction  of other  business;  if a quorum of the directors be then present no prior notice of such meeting shall be required. Other regular meetings of the Board shall be held at such times and places as the Board by resolution may determine and specify, and if so determined no notice thereof need be given, provided that unless all the directors are present at the meeting at which said resolution is passed, the first meeting held pursuant to said resolution shall not be held for at least five (5) days following the date on which the resolution is passed.

     3.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the President, or the Vice-President or the Treasurer or the Secretary, or by written request of at least two directors, or if there be less than five (5) directors in office, by any one director, notice thereof being given to each director by the Secretary or other officer calling the meeting, or they may be held at any time without formal notice provided all of the directors are present or those not present shall at any time waive or have waived notice thereof.

     3.5 Notice. Notice of any special meetings shall be given at least two (2) days previously thereto by written notice delivered personally or by telegram. If mailed, such notice shall be mailed to each director at his business address no less than five (5) days previously thereto, and shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

     3.6 Meetings by any Form of Communication. The Board of Directors shall have the power to permit any and all directors to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all directors participating

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may simultaneously hear each other during the meeting. A Director  participating in a meeting by this means is deemed to be present in person at the meeting.

     3.7 Quorum. A majority of the members of the Board of Directors as constituted for the time being shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these bylaws. The fact that a director has an interest in a matter to be voted on by the meeting shall not prevent his being counted for purposes of a quorum.

     3.8 Vacancies. Any vacancy occurring in the Board of Directors, including vacancies by virtue of removal for cause, may be filled by the vote of a majority of the Directors then serving as directors.

     3.9 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.10 Removal. Any director may be removed without cause by a majority vote of the shareholders. A director may be removed for cause by a majority of the entire Board of Directors. Cause shall be defined as the final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to the interest of the corporation. A director may be removed by the Shareholders or directors

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only at a meeting  called for the purpose or removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of a director or directors.

     3.11 Committees. The majority of the Board of Directors may appoint an executive committee or such other committees as it may deem advisable, composed of one (1) or more directors, and may delegate authority to such committees as is not inconsistent with the Tennessee Business Corporation Act. The members of such committee shall serve at the pleasure of the Board of Directors.

     3.12 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.13 Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if all directors consent to taking such action without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the majority of the directors is the act of the board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, indicating each signing director's vote or abstention on the action, and shall be included in the minutes or filed with the corporate records reflecting the action taken.

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                                   ARTICLE IV

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given by these bylaws, or the certificate of incorporation of this corporation, or any other corporation laws of the State of Tennessee, a waiver thereof in writing signed by the person or persons entitled to such notice and filed with the minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent thereto. Where the person or persons entitled to such notice sign the minutes of any shareholder's or directors meeting, which minutes contain the statement that said person or persons have waived notice of the meeting, then such person or persons are deemed to have waived notice in writing.

                                   ARTICLE V

                                    OFFICERS

     5.1 Number. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     5.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held in such meeting, such election shall be held as soon thereafter as conveniently may be. No officer shall be elected for a term in excess of one (1) year. Subject to the

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foregoing,  each officer shall hold office until his  successor  shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     5.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     5.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     5.5 Chairman of the Board. The Chairman shall, when present, preside at all meetings of the shareholders and of the Board of Directors and in general shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

     5.6 The President. The President shall be subject to the control of the Board of Directors and shall in general supervise and control all of the business and affairs of the corporation. He shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in

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general  shall  perform all duties  incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     5.7 The Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal (if any) of the corporation and see that said seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

     5.8 The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and
(b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

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     5.9  Assistant   Secretaries  and  Assistant   Treasurers.   The  Assistant
Secretaries, when authorized by the Board of Directors, may sign with the President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     5.10 Registered Agent. The Board of Directors shall appoint a Registered Agent for the corporation in accordance with the Tennessee Business Corporation Act and may pay the agent such compensation from time to time as it may deem appropriate.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     6.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Provided, however, that the corporation shall not make any loan other than a sale on credit in the ordinary course of business or a life insurance policy loan, either directly or indirectly, to any director or officer of the corporation except with the consent of the holders of a majority of all the outstanding shares owned or controlled by shareholders other than a shareholder for whose benefit such action is

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

being taken, or if the Board of Directors determines that the loan benefits the corporation and approves the transaction.

     6.3 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     6.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII

                                 SHARES OF STOCK

     7.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice- President and by the Secretary or an Assistant Secretary. All such certificates shall state the name of the corporation, that it is organized under the laws of the State of Tennessee, the name of the person to whom issued, and the number of shares and class of shares that the certificate represents. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

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


     7.2 Transfer of Shares. Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the corporation of his post office address.

                                  ARTICLE VIII

                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Tennessee Business Corporation Act and by its charter.

                                   ARTICLE IX

                                   FISCAL YEAR

     The books of the corporation shall be on a calendar or fiscal year basis as determined by resolution of the Board of Directors.

                                   ARTICLE X

                                      SEAL

     This corporation may or may not have a seal and in any event the failure to affix a corporate seal to any instrument executed by the corporation shall not affect the validity thereof. If a seal is adopted, the seal of this corporation shall include the following letters cut or engraved thereon:

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


                             "CFB BANCSHARES, INC."
                                "CORPORATE SEAL"
                                     "2002"
                                   "TENNESSEE"


                                   ARTICLE XI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     11.1 Civil Proceedings. The corporation shall indemnify an individual made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in any civil proceeding if he conducted himself in good faith and in the case of conduct in his official capacity with the corporation, he reasonably believed that his conduct was in the best interest of the corporation, or in all other cases he reasonably believed that his conduct was at least not opposed to the best interest of the corporation.

     11.2 Criminal Proceedings. The corporation shall indemnify any individual made a party to a criminal proceeding because he is or was a director or officer of the corporation against any liability incurred in any criminal proceeding if he had no reasonable cause to believe his conduct was unlawful.

     11.3 Employee Benefit Plan. The corporation shall indemnify any individual made a party to any proceeding because he is or was a director or officer of the corporation against any liability incurred in any proceeding relating to any employee benefit plan maintained by the corporation if his conduct with respect to said employee benefit plan was for a purpose he reasonably believed to be in the interests of the participants and the beneficiaries of the plan and his conduct was not opposed to the best interests of the corporation.

     11.4 Limitations. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct required in this Article. However, the

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


corporation will not indemnify a director or officer if in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. The corporation will indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     11.5 Advance for Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the director or officer furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct required in this Article, furnishes the corporation a written undertaking, executed personally or on his behalf, secured or unsecured, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and a determination is made that the facts then known to those making the determination would not preclude indemnification of said director or officer.


     11.6 Authorization. A majority vote of the Board of Directors shall determine whether or not indemnification of a director or officer is permissible under the circumstances because he has met the required standard of conduct. Alternatively, a majority vote of the Board of Directors may appoint an independent special legal counsel to determine whether or not indemnification of a director or officer is permissible under the circumstances because he has met the required standard of conduct.

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

     11.7 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under applicable state law.

     11.8 Interpretation. This Article shall be interpreted to allow indemnification of directors and officers to the fullest extent allowable under Title 48 of the Tennessee Code Annotated as amended from time to time and applicable federal law.

                                   ARTICLE XII

                                   AMENDMENTS

     The bylaws of this corporation may be altered, amended or repealed and new bylaws may be adopted at any meeting of the Board of Directors of the corporation by a majority vote of the directors present at the meeting or at any meeting of the shareholders if the votes cast favoring the amendment exceed the votes cast opposing the amendment.

     THESE AMENDED AND RESTATED BYLAWS ADOPTED this 14th day of October 2002.

                                    ATTEST:

                                    /s/  Billy M. Rice
                                    ------------------------------
                                    President









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